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                                                                    Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63638) pertaining to The Princeton Review, Inc. 2000 Stock Incentive Plan and in the Registration Statement (Form S-8 No. 333-77016) pertaining to The Princeton Review, Inc. 401(k) Employee Savings Plan of our report dated February 27, 2002, with respect to the consolidated financial statements and schedule of The Princeton Review, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                      /s/ Ernst & Young LLP


New York, New York
March 27, 2002